UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2012

Owens Corning

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33100

Delaware	43-2109021
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Owens Corning Parkway

Toledo, OH 43659

(Address of principal executive offices, including zip code)

419-248-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2012, the Board of Directors of Owens Corning (the “Company”) elected Michael C. McMurray as Senior Vice President and Chief Financial Officer for the Company.

Prior to his election, Mr. McMurray, 47, served as Vice President and Finance Leader for the Company’s Building Materials Group. He has served the Company in various finance roles since joining the Company in 2008 as Vice President and Treasurer. Prior to joining the Company, Mr. McMurray was Finance Manager of America’s Lubricants for Royal Dutch Shell.

Mr. McMurray’s base salary will be $475,000. Mr. McMurray’s participation in the Company’s annual incentive plan will be set at 75% of his base salary at target Company performance.

Mr. McMurray replaces Duncan J. Palmer who resigned as Senior Vice President and Chief Financial Officer as of August 15, 2012 to join Reed-Elsevier, a U.K. based company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Owens Corning

Date: August 15, 2012	By:	/s/ John W. Christy
John W. Christy
Senior Vice President, General Counsel and Secretary